UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2023

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HEALTHTECH SOLUTIONS, INC./UT

(Exact name of registrant as specified in its charter)

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Utah	0-51012	84-2528660
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

181 Dante Avenue, Tuckahoe, New York 10707

(Address of Principal Executive Office) (Zip Code)

844-926-3399

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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ITEM 5.02	ELECTION OF DIRECTORS

On March 21, 2023 the Registrant’s Board of Directors voted to increase the number of members of the Board from four to five. To fill the resulting vacancy, the Board appointed Jelena Olmstead to the Board. Ms. Olmstead has served as the Registrant’s Chief Executive Officer since January 27, 2023. Other information concerning Jelena Olmstead follows.

Jelena Olmstead. Ms. Olmstead has over 18 years of experience in management of companies in the healthcare sector, including positions with a focus on wound care. Prior to 2015, Ms. Olmstead was employed by Invacare Corporation, where she became responsible for managing all key accounts, including long-term care facilities and group purchasing organizations. In 2015, after Invacare sold assets to Joerns Healthcare, Ms. Olmstead was appointed by Joerns Healthcare its Senior Director of Business Development for Acute, Long-Term and Home Health Care. In 2018 Ms. Olmstead joined NuMotion, the nation’s largest provider of complex rehab technologies. As a Director for NuMotion, Ms. Olmstead was responsible for the company’s programs throughout the Midwest. In 2020 Ms. Olmstead joined World Reach Health LLC as President of Sales and Business Development. In January 2023, when the Registrant acquired a majority interest in World Reach Health LLC, Ms. Olmstead was appointed to serve as the Registrant’s Chief Executive Officer. Ms. Olmstead graduated from Purdue University in 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Healthtech Solutions, Inc.

Date: March 23, 2023	By:	/s/ Jelena Olmstead Jelena Olmstead, Chief Executive Officer

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